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                                                                    EXHIBIT 99.1

FOR RELEASE: IMMEDIATELY

         FOR ADDITIONAL INFORMATION CONTACT: RICHARD G. JOHNSON, CHIEF FINANCIAL OFFICER, OR STEVEN L. COHEN, GENERAL COUNSEL - (201) 944-6020

                   PHIBRO ANIMAL HEALTH CORPORATION ANNOUNCES
                 EXTENSION AND AMENDMENT OF CONSENT SOLICITATION

         FORT LEE, NEW JERSEY, NOVEMBER 24, 2004 - Phibro Animal Health Corporation (the "Company") announced today the extension and amendment by it of its consent solicitation with respect to its 105,000 units (the "Units") consisting of $85,000,000 13% Senior Secured Notes Due 2007 (the "U.S. Notes") of the Company and $20,000,000 13% Senior Secured Notes due 2007 (the "Dutch Notes" and, together with the U.S. Notes, the "Existing Notes") of Philipp Brothers Netherlands III B.V. (the "Dutch Issuer").

         On November 18, 2004, the Company commenced a consent solicitation with respect to the holders of the Existing Notes to effect certain amendments (the "Proposed Amendments") to the indenture governing the Existing Notes (the "Indenture"), as described in the Consent Solicitation Statement, dated November 18, 2004 (the "Statement"). The consent solicitation is being made in accordance with and subject to the terms and conditions stated in the Statement, as amended by an Amendment and Supplement dated November 23, 2004 to Consent Solicitation Statement (the Statement, as so amended, the "Amended Statement").

         The solicitation has been extended to, and will expire at, 12:00 p.m., New York City time, on November 30, 2004 (the "Expiration Date"), unless further extended or earlier terminated. The Proposed Amendments would be effected by a supplemental indenture (the "Supplemental Indenture"), to be executed on or promptly after the Expiration Date if the requisite consents are obtained. Pursuant to the Amended Statement, the Supplemental Indenture would be executed on or promptly after the Expiration Date, and the Proposed Amendments would become operative upon the consummation by the Company of the offering of additional units and underlying notes contemplated by proposed clause (xx) of
Section 4.12 of the Indenture, with Jefferies & Company, Inc. as initial purchaser, on or prior to December 31, 2004. If such offering of additional units and underlying notes is not consummated on or prior to December 31, 2004, then the Proposed Amendments would not become operative.

         Requests for copies of the Statement, the Amended Statement and related documents, and assistance relating to the procedures for delivering consents may be obtained by contacting Richard G. Johnson, Chief Financial Officer, at (201) 944-6020. Requests for assistance relating to the terms and conditions of the consent solicitation may be directed to HSBC Bank USA, National Association, the Tabulation Agent, at the addresses set forth in the Statement.

         The Company is a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives ("MFAs") and nutritional feed additives, which the Company sells throughout the world predominantly to the

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poultry, swine and cattle markets. MFAs are used preventively and therapeutically in animal feed to produce healthy livestock. The Company is also a specialty chemicals manufacturer and marketer, serving numerous markets.

FORWARD-LOOKING STATEMENTS

         This news release contains statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995,
Section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's substantial leverage and potential inability to service its debt; the Company's dependence on distributions from its subsidiaries; risks associated with the Company's international operations and significant foreign assets; the Company's dependence on its Israeli operations; competition in each of the Company's markets; potential environmental liability; potential legislation affecting the use of medicated feed additives; extensive regulation by numerous government authorities in the United States and other countries; the Company's reliance on the continued operation and sufficiency of our manufacturing facilities; the Company's reliance upon unpatented trade secrets; the risks of legal proceedings and general litigation expenses; potential operating hazards and uninsured risks; the risk of work stoppages; the Company's dependence on key personnel; and other factors discussed in the Company's filings with the U.S. Securities and Exchange Commission.


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